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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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AGILENT TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Agilent Technologies, Inc. 395 Page Mill Road Palo Alto, California 94306 William P. Sullivan President and Chief Executive Officer

January 2006

To our Stockholders:

        I am pleased to invite you to attend the annual meeting of stockholders of Agilent Technologies, Inc. ("Agilent") to be held on Wednesday, March 1, 2006, at 10 a.m. at the South San Francisco Conference Center located at 255 South Airport Boulevard, South San Francisco, California (U.S.A.). Details regarding admission to the annual meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

        We have also enclosed a proxy card and a return envelope for you to record your vote.

        If you are unable to attend the annual meeting in person, you may participate through the web or by telephone. To participate in the live webcast, log on at http://investor.agilent.com and select the link for the webcast in the "News & Events" section of the site. To listen by telephone, please call (866) 362-5158 (international callers should dial (617) 597-5397). The meeting passcode is 59363538. The webcast will begin at 10 a.m. and will remain on the company website for 1 year. You cannot record your vote on this website or at this phone number.

        Your vote is important. Whether or not you plan to attend the annual meeting, I hope that you will vote as soon as possible. You may vote on the Internet, by telephone or by completing and mailing the enclosed proxy card. Voting over the Internet, by phone or by written proxy will ensure your representation at the annual meeting, if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

        Thank you for your ongoing support of, and continued interest in, Agilent.

Sincerely,

        Admission to the annual meeting will be limited to stockholders. Please note that an admission ticket and picture identification will be required to enter the annual meeting. Each stockholder will be entitled to bring a guest to the annual meeting. For stockholders of record, an admission ticket is printed on the back cover of these proxy materials. An individual arriving without an admission ticket will not be admitted unless it can be verified that the individual was an Agilent stockholder as of the record date. Cameras, cell phones with cameras, recording equipment and other electronic recording devices will not be permitted at the annual meeting. Agilent reserves the right to inspect any persons or items prior to their admission to the annual meeting. Failure to follow the meeting rules or permit inspection will be grounds for exclusion from the meeting.

2006 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
TABLE OF CONTENTS

AGILENT TECHNOLOGIES, INC.

395 Page Mill Road
Palo Alto, California 94306
(650) 752-5000

Notice of Annual Meeting of Stockholders

TIME	10:00 a.m. on Wednesday, March 1, 2006
PLACE	South San Francisco Conference Center South San Francisco, California (U.S.A.)
ITEMS OF BUSINESS	(1) To elect directors to a 3-year term.
(2) To ratify the Audit and Finance Committee's appointment of PricewaterhouseCoopers LLP as Agilent's independent registered public accounting firm.
(3) To approve the Agilent Technologies Long-Term Performance Program.
(4) To consider such other business as may properly come before the annual meeting.
RECORD DATE	You are entitled to vote at the annual meeting and at any adjournments or postponements thereof if you were a stockholder at the close of business on Tuesday, January 3, 2006.
ANNUAL MEETING ADMISSION	Two cut-out admission tickets are printed on the back cover of these proxy materials. Please contact Agilent's Investor Relations Department at our headquarters if you need additional tickets.
The annual meeting will begin promptly at 10 a.m. Limited seating is available on a first come, first served basis.
VOTING BY PROXY
Please submit your proxy card as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on your enclosed proxy card.

By Order of the Board,

D. CRAIG NORDLUND
Senior Vice President, General Counsel and Secretary

This proxy statement and the accompanying proxy card are being distributed on or about January 23, 2006.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Q:
Why am I receiving these materials?

A:
Agilent's Board of Directors (the "Board") is providing these proxy materials for you in connection with Agilent's annual meeting of stockholders, which will take place on March 1, 2006. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.

Q:
What information is contained in these materials?

A:
The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers and certain other required information. Agilent's 2005 Annual Report, audited financial statements, proxy card and return envelope are also enclosed.

Q:
What proposals will be voted on at the annual meeting?

A:
There are three proposals scheduled to be voted on at the annual meeting:

•
the election of directors for a 3-year term;

•
the ratification of the Audit and Finance Committee's appointment of PricewaterhouseCoopers LLP as Agilent's independent registered public accounting firm; and

•
the approval of Agilent's Long-Term Performance Program.

Q:
What is the Agilent Board's voting recommendation?

A:
Agilent's Board recommends that you vote your shares "FOR" each of the nominees to the Board, "FOR" the ratification of the Audit and Finance Committee's appointment of PricewaterhouseCoopers LLP as Agilent's independent registered public accounting firm and "FOR" the approval of the Long-Term Performance Program.

Q:
What shares owned by me can be voted?

A:
All shares owned by you as of the close of business on January 3, 2006 (the "Record Date") may be voted by you. You may cast one vote per share of common stock that you held on the Record Date. These shares include shares that are: (1) held directly in your name as the stockholder of record, including shares purchased through the Agilent Technologies, Inc. 1999 Stock Plan ("Stock Plan") and the Agilent Technologies, Inc. Employee Stock Purchase Plan, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee or held for your account by the Agilent Technologies, Inc. 401(k) Plan ("401(k) Plan").

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Most stockholders of Agilent hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

      Stockholder of Record

  If your shares are registered directly in your name with Agilent's transfer agent, Computershare Investor Services, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent to you directly by Agilent. As the stockholder of record, you have the right to grant your voting proxy directly to Agilent or to vote in person at the annual meeting. Agilent has enclosed a proxy card for you to use.

  You may also vote on the Internet or by telephone, as described below under the heading "How can I vote my shares without attending the annual meeting?"

      Beneficial Owner

  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name", and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares. You may also vote by Internet or by telephone, as described below under "How can I vote my shares without attending the annual meeting?"

Q:
How can I vote my shares in person at the annual meeting?

A:
Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to vote your shares in person at the annual meeting, please bring your admission ticket and the enclosed proxy card or proof of identification. Even if you plan to attend the annual meeting, Agilent recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

  Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:
How can I vote my shares without attending the annual meeting?

A:
Whether you hold your shares directly as the stockholder of record or beneficially in "street name", you may direct your vote without attending the annual meeting by voting (1) on the Internet, (2) on the telephone or (3) by completing and mailing your proxy card or voting instruction card in the enclosed pre-paid envelope. Please refer to the enclosed materials for more detailed instructions.

Q:
Can I change my vote?

A:
You may change your voting instructions at any time prior to the vote at the annual meeting. You may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions) or by attending the annual meeting and voting in person. Your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:
How are votes counted?

A:
In the election of directors, your vote may be cast "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the other proposals, your vote may be cast "FOR" or, "AGAINST" or you may "ABSTAIN". If you "ABSTAIN", it has the same effect as a vote "AGAINST". If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. Any undirected shares that you hold in the 401(k) Plan will be voted in proportion to the way the other 401(k) Plan stockholders vote their 401(k) Plan shares.

Q:
What is the voting requirement to approve each of the proposals?

A:
In the election for directors, the three persons receiving the highest number of "FOR" votes will be elected. However, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election (a "Majority Withheld Vote") shall promptly tender his or her resignation following certification of the stockholder vote. The affirmative vote of a majority of those shares present and entitled to vote is required to approve (1) the ratification of the Audit and Finance Committee's appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm and (2) the Long-Term Performance Program. If you are a beneficial owner of Agilent shares and do not provide the stockholder of record with voting instructions, your beneficially owned shares may constitute broker non-votes, as described in "What is the quorum requirement for the annual meeting?" in the section entitled "Additional Questions and Information Regarding the Annual Meeting and Stockholder Proposals" located at the end of this proxy statement. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote.

Q:
What does it mean if I receive more than one proxy or voting instruction card?

A:
It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:
How can I obtain an admission ticket for the annual meeting?

A:
An admission ticket is printed on the back cover of these proxy materials.

Q:
Where can I find the voting results of the annual meeting?

A:
Agilent will announce preliminary voting results at the annual meeting and publish final results in Agilent's quarterly report on Form 10-Q for the second quarter of fiscal 2006.

BOARD STRUCTURE AND COMPENSATION

        The Board is divided into three classes serving staggered three-year terms. The Board has 9 directors and the following 4 committees: (1) Audit and Finance, (2) Compensation, (3) Nominating/Corporate Governance and (4) Executive. The number of Directors is currently fixed at nine. Pursuant to resolutions passed by the Board, Agilent's bylaws will be amended effective immediately after the time of the annual meeting to reduce the authorized number of directors to eight. On December 15, 2005, Walter Hewlett gave written notice to Agilent that, effective March 1, 2006, immediately after the annual meeting of stockholders of the Company, he will retire as a member of the Board of Directors of Agilent. Mr. Hewlett cited personal reasons as the basis for his decision to retire at this time.

        The fiscal year for the Board begins March 1 of each year. The membership during the 2005 Agilent fiscal year and the function of each committee is described below. During the 2005 Agilent fiscal year, the Board held ten meetings. The Audit and Finance, Nominating/Corporate Governance, Compensation and Executive Committees held nine, two, six and three meetings, respectively. Each director attended at least 75% of the aggregate number of Board and applicable committee meetings.

Name of Director	Audit and Finance		Compensation		Nominating		Executive

Non-Employee Directors:
James G. Cullen(1)					X	*	X	*
Robert J. Herbold(2)	X				X
Walter B. Hewlett(3)	X		X		X
Robert L. Joss(4)	X				X
Koh Boon Hwee(5)			X		X
Heidi Kunz(6)	X	*			X
David M. Lawrence, M.D(7)			X	*	X
A. Barry Rand(8)			X		X
Employee Directors:
Edward W. Barnholt(9)							X
William P. Sullivan(10)							X

X = Committee member; * = Chairperson

(1)
Mr. Cullen has served as a director since April 2000 and as the Non-Executive Chairman of the Board since March 1, 2005.

(2)
Mr. Herbold has served as a director since June 2000.

(3)
Mr. Hewlett has served as a director since July 1999. He served on the Audit and Finance Committee until July, 2005 and on the Compensation Committee beginning July, 2005. He served on the Nominating/Corporate Governance Committee for the entire fiscal year.

(4)
Mr. Joss has served as a director since July 2003.

(5)
Mr. Koh has served as a director since May 2003.

(6)
Ms. Kunz has served as a director since February 2000.

(7)
Dr. Lawrence has served as a director since July 1999 and as the Lead Independent Director from March 2003 until March 1, 2005.

(8)
Mr. Rand has served as a director since November 2000.

(9)
Mr. Barnholt served as a director from May 1999 until March 1, 2005 and as Chairman of the Board from November 21, 2002 until March 1, 2005. Mr. Barnholt served as Chairman Emeritus from March 1, 2005 to October 31, 2005.

(10)
Mr. Sullivan has served as a director since March 1, 2005.

Audit and Finance Committee

The Audit and Finance Committee is responsible for the oversight of the quality and integrity of Agilent's consolidated financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm, the performance of its internal audit function and independent registered public accounting firm and other significant financial matters. In discharging its duties, the Audit and Finance Committee is expected to:

  •
  have the sole authority to appoint, retain, compensate, oversee, evaluate and replace the independent registered public accounting firm;

  •
  review and approve the scope of the annual internal and external audit;

  •
  review and pre-approve the engagement of Agilent's independent registered public accounting firm to perform audit and non-audit services and the related fees;

  •
  meet independently with Agilent's internal auditing staff, independent registered public accounting firm and senior management;

  •
  review the adequacy and effectiveness of the system of internal control over financial reporting and any significant changes in internal control over financial reporting;

  •
  review Agilent's consolidated financial statements and disclosures including "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's reports on Form 10-K or 10-Q;

  •
  establish and oversee procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (b) the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

  •
  review funding and investment policies, implementation of funding policies and investment performance of Agilent's benefit plans;

  •
  monitor compliance with Agilent's standards of business conduct; and

  •
  review disclosures from Agilent's independent registered public accounting firm regarding Independence Standards Board Standard No. 1.

Compensation Committee

The Compensation Committee reviews the performance of Agilent's elected officers and other key employees and determines, approves and reports to the Board on the elements of their compensation, including total cash compensation and long-term equity based incentives. In addition, the Compensation Committee:

  •
  approves and monitors Agilent's benefit plan offerings;

  •
  supervises and oversees the administration of Agilent's incentive compensation, variable pay and stock programs;

  •
  recommends to the Board the annual retainer fee as well as other compensation for non-employee directors; and

  •
  has sole authority to retain and terminate executive compensation consultants.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee proposes a slate of directors for election by Agilent's stockholders at each annual meeting and appoints candidates to fill any vacancies on the Board. It is also responsible for approving management succession plans, determining the appropriate Board size and committee structure and developing and reviewing corporate governance principles applicable to Agilent. During fiscal year 2005, the Committee met twice. Each of the members of the Committee meets the definition of "independence" set forth in the NYSE's corporate governance listing standards.

The Nominating/Corporate Governance Committee will consider candidates recommended for nomination by stockholders, provided that the recommendations are made in accordance with the procedures described in the section entitled "Additional Questions and Information Regarding the Annual Meeting and Stockholder Proposals" located at the end of this proxy statement. Candidates recommended for nomination by stockholders that comply with these procedures will receive the same consideration as other candidates recommended by the Committee.

Agilent hires Egon Zehnder International, a search firm, to help identify and facilitate the screening and interview process of candidates for director. To be considered by the Committee, a director nominee must have:

  •
  experience as a Board member or senior officer of a Fortune 200 or equivalent company or have achieved national prominence in an academic, government or other relevant field;

  •
  breadth of experience;

  •
  soundness of judgment;

  •
  the ability to make independent, analytical inquiries;

  •
  the willingness and ability to devote the time required to perform Board activities adequately; and

  •
  the ability to represent the total corporate interests of Agilent.

In addition to these minimum requirements, the Committee will also evaluate whether the candidate's skills are complementary to the existing Board members' skills and the Board's needs for operational, management, financial, international, technological or other expertise. The search firm screens the candidates, does reference checks, prepares a biography for each candidate for the Committee to review and helps set up interviews. The Committee and Agilent's Chief Executive Officer interview candidates that meet the criteria, and the Committee selects candidates that best suit the Board's needs. We do not use Egon Zehnder to evaluate current Board members.

Executive Committee

The Executive Committee meets or takes written action when the Board is not otherwise meeting. The Committee has full authority to act on behalf of the Board, except that it cannot amend Agilent's Bylaws, recommend any action that requires the approval of the stockholders, fill vacancies on the Board or any Board committee, fix director compensation, amend or repeal any non-amendable or non-repealable resolution of the Board, declare a distribution to the stockholders except at rates determined by the Board, appoint other committees or take any action not permitted under Delaware law to be delegated to a committee.

Statement on Corporate Governance

Agilent has had formal corporate governance standards in place since the company's inception in 1999. We have reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley Act"), the rules of the SEC and the

NYSE's corporate governance listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards. We have adopted charters for our Compensation Committee, Audit and Finance Committee and Nominating/Corporate Governance Committee consistent with the applicable rules and standards.

You can access our committee charters and standards of business conduct in the "Corporate Governance Policies" section, which is on the left side of our web page at www.investor.agilent.com or by writing to us at Agilent Technologies, Inc., 395 Page Mill Road, Palo Alto, California 94306, Attention: Investor Relations.

Majority Voting for Directors

As part of our continuing efforts to enhance corporate governance procedures, the Agilent Board of Directors has implemented a new policy regarding director elections. Under the policy, in an uncontested election, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall promptly tender his or her resignation following certification of the stockholder vote. The Nominating/Corporate Governance Committee will consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Nominating/Corporate Governance Committee's recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly disclose their decision whether to accept the director's resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a press release to be disseminated in the manner that Company press releases typically are distributed. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating/Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

Board Communications

Stockholders and other interested parties may communicate with the Board and Agilent's Non-Executive Chairman of the Board of Directors by filling out the form at http://investor.agilent.com/emailchairman.cfm or by writing to James G. Cullen, c/o Agilent Technologies, Inc., General Counsel, 395 Page Mill Road, MS A3-11, Palo Alto, California 94306. The General Counsel will perform a legal review in the normal discharge of his duties to insure that communications forwarded to the Non-Executive Chairman preserve the integrity of the process. For example, items that are unrelated to the duties and responsibilities of the Board such as spam, junk mail and mass mailings, product complaints, personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements (the "Unrelated Items") will not be forwarded to the Non-Executive Chairman. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded to the Non-Executive Chairman. Any communication that is relevant to the conduct of Agilent's business and is not forwarded will be retained for one year (other than Unrelated Items) and made available to the Non-Executive Chairman and any other independent director on request. The independent directors grant the General Counsel discretion to decide what correspondence shall be shared with Agilent management and specifically instruct that any personal employee complaints be forwarded to our Human Resources Department. Agilent encourages, but does not require, its board members to attend the annual stockholders meeting. Last year, three of our directors attended the annual stockholders meeting.

Director Independence

Agilent adopted the following standards for director independence in compliance with the NYSE corporate governance listing standards:

1.    No director qualifies as "independent" unless the Board of Directors affirmatively determines that the director has no material relationship with Agilent or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with Agilent). Agilent or any of its subsidiaries must identify which directors are independent and disclose the basis for that determination.

In addition, a director is not independent if:

2.    The director is, or has been within the last three years, an employee of Agilent or any of its subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer, of Agilent or any of its subsidiaries.

3.    The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from Agilent or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

4.    (A) The director or an immediate family member is a current partner of a firm that is the company's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Agilent's or any of its subsidiaries audit within that time.

5.    The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Agilent's or any of its subsidiaries, present executive officers at the same time serves or served on that company's compensation committee.

6.    The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Agilent or any of its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

The Board determined that James G. Cullen, Robert J. Herbold, Walter B. Hewlett, Robert L. Joss, Koh Boon Hwee, Heidi Kunz, David M. Lawrence, M.D. and A. Barry Rand meet the aforementioned independence standards. As the Non-Executive Chairman of the Board, James G. Cullen was chosen to preside at the regularly-scheduled executive sessions of the non-management directors. William P. Sullivan does not meet the aforementioned independence standards because he is Agilent's current President, Chief Executive Officer and an employee of Agilent.

Agilent's non-employee directors meet at regularly scheduled executive sessions without management.

DIRECTOR COMPENSATION ARRANGEMENTS AND STOCK OWNERSHIP GUIDELINES

Director Compensation Arrangements

        The following table provides information on Agilent's compensation during the fiscal year ended October 31, 2005 for non-employee directors. Retainers are paid for the Board compensation plan year, which begins each March 1st. Directors who are employed by Agilent do not receive any compensation for their board activities.

NON-EMPLOYEE DIRECTOR COMPENSATION FOR FISCAL YEAR 2005
	Cash Payment(2)	Option Payment(3)

Annual Director Retainer(1)	$65,000	$75,000
Additional Annual Non-Executive Board Chairman Retainer(4)	$195,000
Annual Lead Independent Director Retainer(5)	$100,000	$75,000
Additional Retainer for Committee Chairs(6)	$10,000	$0
(1)
All directors except for Mr. Barnholt and Mr. Sullivan served the entire 2005 fiscal year. Mr. Barnholt served as Chairman of the Board from November 21, 2002 until March 1, 2005. Mr. Barnholt then served as Chairman Emeritus from March 1, 2005 through October 31, 2005. As an Agilent employee, he received no additional compensation for his Board service. Mr. Sullivan served as a director beginning on March 1, 2005 and received no additional compensation for his board services.

(2)
Each director may elect to defer all or part of the cash component of his or her annual retainer and committee chair premium under a deferred compensation plan sponsored by Agilent Technologies, Inc. Any cash compensation that is deferred is converted into Agilent common stock.

(3)
Stock options were valued using the Black-Scholes methodology. Annual retainer grants were granted on November 16, 2004.

(4)
Mr. Cullen became the Non-Executive Chairman of the Board on March 1, 2005.

(5)
Dr. Lawrence served as the Lead Independent Director until March 1, 2005 when Mr. Cullen became the Non-Executive Chairman of the Board.

(6)
The Chairpersons of the Compensation Committee and the Audit and Finance Committee of the Board, provided they are not the Lead Independent Director or Non-Executive Chairman of the Board of Directors, receive an additional $10,000 annual retainer fee, and the Chairperson of any other Board Committee, provided that he or she is not the Lead Independent Director or Non-Executive Chairman of the Board of Directors, receives an additional $5,000 annual retainer fee. The Non-Executive Chairman of the Board of Directors and the Lead Independent Director are not eligible to receive any committee chair premiums. In fiscal year 2005, Ms. Kunz received $10,000 for chairing the Audit and Finance Committee and Dr. Lawrence received $10,000 for chairing the Compensation Committee after he resigned as the Lead Independent Director on March 1, 2005. Mr. Cullen, the Non-Executive Chairman of the Board of Directors commencing March 1, 2005, chaired both the Nominating/Corporate Governance Committee and the Executive Committee and received no committee chair premiums.

Director Retainers and Fees Beginning March 1, 2006

        Pursuant to the 1999 Non-Employee Director Stock Plan, as amended and restated effective as of November 1, 2005, beginning March 1, 2006, the non-employee Directors will receive annually $65,000 in cash, $65,000 in value of a stock option and $65,000 in value of deferred shares of Agilent common stock. The value of the stock option and deferred shares will be calculated using the Black-Scholes methodology. The stock option and deferred shares vest quarterly, and the deferred shares' payout occurs three years following the date of grant, unless further deferred by the director under the terms of the 2005 Deferred Compensation Plan for Non-Employee Directors. The cash payment schedule for the retainers was also changed to be paid quarterly instead of annually.

Non-Employee Director Reimbursement Practice for Fiscal Year 2005

        Non-Employee directors are reimbursed for travel and other out-of-pocket expenses connected to Board travel. Occasionally, when appropriate for business purposes and where it furthers the company's business interests, spouses are invited to attend Board functions where the company pays their expenses. These expenses may be taxable to the Director under the IRS rules. Accordingly, in 2005, we reimbursed certain non-employee directors in the following amounts: Mr. Cullen $7,546, Mr. Herbold $6,320, Mr. Hewlett $4,715, Mr. Joss $5,100 and Mr. Rand $7,710 for their personal income taxes related to spousal travel expenses paid by Agilent for a Board meeting held in Asia in September 2004.

Stock Ownership Guidelines

        In 2005, the company adopted a policy that requires each director to own Agilent shares having a value (currently $195,000) of at least three times the annual cash retainer. The shares counted toward ownership guidelines include shares owned outright and the shares of Agilent stock in the director's deferred compensation account. These ownership levels must be attained by the end of fiscal year 2009. Separately, company policy prohibits executive officers, members of the Board of Directors and other senior management employees from engaging in hedging strategies using puts, calls or other types of derivative securities based upon the value of Agilent stock.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Agilent's Board is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires. Agilent's bylaws, as amended, allow the Board to fix the number of Directors by resolution. The number of Directors is currently fixed at nine. Pursuant to resolutions passed by the Board, Agilent's bylaws will be amended effective immediately after the time of the annual meeting to reduce the authorized number of directors to eight. On December 15, 2005, Walter Hewlett gave written notice to Agilent that, effective March 1, 2006, immediately after the annual meeting of stockholders of the Company; he will retire as a member of the Board of Directors of Agilent. Mr. Hewlett cited personal reasons as the basis for his decision to retire at this time.

        The terms for three directors will expire at this 2006 annual meeting. The three nominees named below are the only individuals proposed for election to the Board at this 2006 annual meeting. Directors elected at the 2006 annual meeting will hold office for a three-year term expiring at the annual meeting in 2009 (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal). All of the nominees are currently directors of Agilent. Information regarding the business experience of each of the nominees is provided below as of December 15, 2005. There are no family relationships among Agilent's executive officers and directors.

Nominees for Three-Year Terms That Will Expire in 2009

William P. Sullivan Age 55	Mr. Sullivan has served as Agilent's President, Chief Executive Officer and a Director since March 2005. Before being named Agilent's Chief Executive Officer, Mr. Sullivan served as Executive Vice President and Chief Operating Officer from March 2002 to March 2005. In that capacity, he shared the responsibilities of the president's office with Agilent's former President and Chief Executive Officer, Edward W. Barnholt. Mr. Sullivan also had overall responsibility for Agilent's Electronic Products and Solutions Group, the company's largest business group. Prior to assuming that position, Mr. Sullivan served as our Senior Vice President, Semiconductor Products Group from August 1999 to March 2002. Before that, Mr. Sullivan held various management positions at Hewlett-Packard. Mr. Sullivan serves on the Board of the Children's Discovery Museum in San Jose, California.
Robert J. Herbold Age 63
Mr. Herbold has been a director of Agilent since June 2000. He was an Executive Vice President and Chief Operating Officer of Microsoft Corporation from 1994 to April 2001 and served as an Executive Vice President (part-time) of Microsoft Corporation until June 2003. Prior to joining Microsoft, Mr. Herbold was employed by The Procter & Gamble Company for twenty-six years, and served as a Senior Vice President at The Procter & Gamble Company from 1990 to 1994. Mr. Herbold is a director of Weyerhaeuser Corp., First Mutual Bank, ICOS Corporation and Cintas Corp. He is the Managing Director of the consulting firm The Herbold Group, LLC, and is a member of the President's Council of Advisors on Science and Technology.

Koh Boon Hwee Age 55
Mr. Koh has served as a director of Agilent since May 2003. Mr. Koh has been an Executive Director of MediaRing Ltd. since February 2002 and Sunnigdale Tech Ltd. (former Tech Group Asia Ltd.) since April 2003. Prior to his current positions, Mr. Koh was the Chairman of Singapore Telecom from April 1992 to August 2001. Mr. Koh spent fourteen years with Hewlett-Packard Company in its Asia Pacific region. He has been the Chairman of Singapore Airlines since July 2001 and also serves on the board of SIA Engineering Co. Ltd.

Agilent's Board recommends a vote FOR the election to the Board of each of the foregoing nominees.

        The Agilent directors whose terms are not expiring this year are listed below. With the exception of Walter B. Hewlett, who will retire from the Board effective March 1, 2006, they will continue to serve as directors for the remainder of their terms or earlier in accordance with Agilent's Bylaws. Information regarding the business experience of each of such directors is provided below.

Directors Whose Terms Will Expire in 2007

James G. Cullen Age 63	Mr. Cullen has served as a director since April 2000. Mr. Cullen was President and Chief Operating Officer of Bell Atlantic Corporation (now known as Verizon) from 1997 to June 2000 and a member of the office of chairman from 1993 to June 2000. Prior to this appointment, Mr. Cullen was a President and Chief Executive Officer of the Telecom Group of Bell Atlantic from 1995 to 1997. Prior to the creation of Bell Atlantic on January 1, 1984, Mr. Cullen held management positions with New Jersey Bell from 1966 to 1981 and AT&T from 1981 to 1983. Mr. Cullen is a member of the board of directors of Johnson & Johnson, Prudential Financial, Inc. and Neustar, Inc.
Robert L. Joss Age 64
Mr. Joss has served as a director of Agilent since July 2003. Mr. Joss has served as the Dean of the Graduate School of Business of Stanford University since 1999. Prior to assuming this position, Mr. Joss was the Chief Executive Officer and Managing Director of Westpac Banking Corporation, Australia's second largest bank, from 1993 to 1999. Before this position, from 1971 to 1993, Mr. Joss held a succession of positions as Senior Vice President, Executive Vice President and Vice Chairman of Wells Fargo Bank. He is a director of Wells Fargo & Co.
Walter B. Hewlett Age 61
Mr. Hewlett has served as a director since July 1999. Mr. Hewlett is an independent software developer involved with computer applications in the humanities. Mr. Hewlett founded the Center for Computer Assisted Research in the Humanities in 1984, for which he serves as a director. He has been a trustee of The William and Flora Hewlett Foundation since its founding in 1966 and currently serves as its Chairman. In 2003, Mr. Hewlett was elected to the Board of Trustees of Stanford University. He has also served as a director of the Public Policy Institute of California since 1998 and in January 2005, was elected as a director of the Flora Family Foundation.

Directors Whose Terms Will Expire in 2008

Heidi Kunz Age 51	Ms. Kunz has been a director of Agilent since February 2000. Ms. Kunz has served as Executive Vice President and Chief Financial Officer of Blue Shield of California since September 2003. Ms. Kunz served as an Executive Vice President and the Chief Financial Officer of Gap, Inc. from 1999 to January 2003. Prior to assuming that position, Ms. Kunz served as the Chief Financial Officer of ITT Industries, Inc. from 1995 to 1999. From 1979 to 1995, Ms. Kunz held senior financial management positions at General Motors Corporation, including Vice President and Treasurer.
David M. Lawrence, M.D. Age 65
Dr. Lawrence has been a director of Agilent since July 1999. Dr. Lawrence served as Chairman of the Board from 1992 to May 2002 and Chief Executive Officer from 1991 to May 2002 of Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals. From May 2002 to December 2002, he served as Chairman Emeritus of Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals. He held a number of management positions with these organizations prior to assuming these positions, including Vice Chairman of the Board and Chief Operating Officer. Dr. Lawrence is a director of McKesson Corporation and Raffles Medical Group, Inc.
A. Barry Rand Age 61
Mr. Rand has been a director of Agilent since November 2000. Mr. Rand served as Chairman and Chief Executive Officer of Equitant from February 2003 to April 2005 and as Non-Executive Chairman of Aspect Communications from February 2003 to October 2005. Mr. Rand was the Chairman and Chief Executive Officer of Avis Group Holdings, Inc. from November 1999 to April 2001, and continues to hold the title of Chairman Emeritus. Prior to joining Avis Group, Mr. Rand was Executive Vice President, Worldwide Operations, for Xerox Corporation from 1992 to 1999. Mr. Rand is a member of the board of directors of Campbell Soup Company and is a member of the Board of Trustees of Howard University. Mr. Rand holds a MBA from Stanford University where he also was a Stanford Sloan Executive Fellow. Mr. Rand holds several honorary doctorate degrees.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit and Finance Committee of the Board has appointed PricewaterhouseCoopers LLP as Agilent's independent registered public accounting firm to audit its consolidated financial statements for the 2006 fiscal year. During the 2005 fiscal year, PricewaterhouseCoopers LLP served as Agilent's independent registered public accounting firm and also provided certain tax and other non-audit services. Although Agilent is not required to seek stockholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit and Finance Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

        Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

Agilent's Board recommends a vote FOR the ratification of the
Audit and Finance Committee's appointment of
PricewaterhouseCoopers LLP as Agilent's Independent Registered Public Accounting Firm.

PROPOSAL NO. 3

APPROVAL OF THE AGILENT TECHNOLOGIES, INC.
LONG-TERM PERFORMANCE PROGRAM

        The Compensation Committee of the Board established the Agilent Technologies, Inc. Long-Term Performance Program (the "LTP Program") effective November 1, 2003. The LTP Program was amended effective November 1, 2004, and amended again effective November 1, 2005. The Board believes that the LTP Program benefits stockholders by linking a portion of executive compensation to performance relative to that of a peer group of companies. One hundred percent of the target awards are paid in Agilent stock, and only if Agilent's performance relative to that of the peer group is at the 50th percentile. No award is paid unless Agilent achieves at least the 25th percentile as compared to the peer group.

        The Compensation Committee has designated 9 participants for the performance period that began on November 1, 2003, and will end on October 31, 2006, 11 participants for the performance period that began on November 1, 2004, and will end on October 31, 2007, and a maximum of 88 participants for the performance period that began on November 1, 2005, and will end on October 31, 2008.

        At the annual meeting, we are asking stockholders to approve the material terms of the LTP Program in order to qualify payments to be made to certain Agilent officers under the LTP Program as deductible for U.S. federal income tax purposes under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Stock payouts under the LTP Program will be made under the Company's 1999 Stock Plan (or a successor plan). We are not requesting approval for additional shares.

Our Board of Directors recommends a vote FOR the approval of the
Agilent Technologies, Inc.
Long-Term Performance Program.

Summary of the LTP Program

    General

        The LTP Program is designed to motivate and reward key employees of Agilent to produce results that increase stockholder value and to encourage individual and team behavior that helps Agilent achieve both short-term and long-term company objectives.

    Administration

        The Compensation Committee of the Board administers the LTP Program and has full power to interpret and administer the LTP Program.

    Participation and Eligibility

        The Compensation Committee designates the key employees of Agilent and its affiliates who will be participants for each performance period.

    Program Operation

        As the LTP Program was originally implemented, awards, which are made in Agilent common stock, are not paid at the end of the three-year performance period unless Agilent achieves at least the 25th percentile in both total stockholder return and size-adjusted growth in earnings, as compared to a peer group of 53 other companies in the S&P 500 Information Technology Index, minus that index's Software Services component. Effective with the three-year performance period ending October 31, 2008, no award will be paid at the end of the three-year performance period unless Agilent achieves at least the 25th percentile in total stockholder return (as defined in the LTP Program), as compared to a peer group of 66 other companies in the S&P 500 Information Technology Index, minus that index's Software Services component, and including the Healthcare Instruments Sub-Industry. If Agilent's performance in the relevant measure(s) is at the 25th percentile, the minimum award of 25% of the target award is earned. At the 50th percentile, 100% of the target award is earned, and at the 75th percentile and above, the maximum award of 200% of target is earned.

        At the beginning of each performance period, the Compensation Committee will determine the length of the performance period and the participants in the LTP Program for that performance period. The Compensation Committee will determine for each participant:

  •
  the objectively determinable performance targets based upon objective business criteria set forth in the Program. These objective business criteria may include one or more of: total shareholder return or size adjusted growth in earnings and, effective with the performance period beginning on November 1, 2005, sales revenue; gross margin; operating margin; operating income; pre-tax profit; earnings before interest, taxes and depreciation and amortization; net income; expenses; market price of the stock; earnings per share; return on stockholder equity; return on capital; return on net assets; economic value added; market share; customer service; customer satisfaction; safety; total shareholder return; free cash flow; or such other measures as determined by the Compensation Committee consistent with objective business criteria

  •
  the target award.

        The Compensation Committee has the discretion to designate different performance periods resulting in overlapping performance periods, and it may implement performance periods of different lengths of up to three years. The LTP Program is currently administered in three-year performance periods that commence on November 1 and end on the third October 31st occurring thereafter. One hundred percent of the target amount may be paid in Agilent stock if Agilent's performance in the relevant measure(s) during the performance period is at the 50th percentile relevant to the peer group selected for the performance period. The target award varies by participant but is based on a number of shares of Agilent common stock paid under the Company's 1999 Stock Plan. By the 90th day of the performance period, the Compensation Committee will establish the target award and performance targets for each participant as provided under Section 162(m) of the Internal Revenue Code ("Code") with respect to covered employees as defined under that section. As the LTP Program is currently administered, for each three-year performance period depending upon performance, a participant may earn a payout of up to two times the target award.

    Payouts

        Following the end of each performance period, the Compensation Committee will certify in writing the level of performance attained by Agilent for the performance period and the payout, if any, to which each participant is entitled based upon Agilent's performance against the target. As the LTP Program is currently administered, if Agilent does not achieve at least the 25th percentile rank against its peers, the participants will not receive any payout.

        In determining the payouts to individuals subject to the Section 162(m) of the Code rules, the Compensation Committee has no discretion to increase the amount of a participant's payout based on performance against the target. The Compensation Committee has unlimited discretion to reduce the amount of a participant's payout that would otherwise be payable to the participant based on performance against the target.

        A participant will generally forfeit any payout for a performance period during which such participant is involuntarily terminated by Agilent (other than due to a change of control or pursuant to a workforce management program) or terminates his or her employment with Agilent for reasons other than death, permanent and total disability or retirement.

        Payouts are made in shares of the Company's common stock under the Company's 1999 Stock Plan (or a successor plan). Payouts to any participant with respect to any performance period may not exceed one million shares of common stock (adjusted for stock splits and the like under the 1999 Stock Plan) or the equivalent dollar value in cash.

    Federal Income Tax Considerations

        All amounts paid pursuant to the LTP Program are taxable income to the employee when paid. Agilent will be entitled to a federal income tax deduction for all amounts paid under the LTP Program if its material terms are approved by stockholders and the LTP Program is administered in accordance requirements of Section 162(m) of the Code.

    Amendment and Termination of the Program

        The Compensation Committee or the Board may amend, suspend or terminate the LTP Program at any time and for any reason.

    Estimated Bonuses

        The following table shows the range of payouts payable under the LTP Program after the conclusion of the existing performance periods on October 31, 2006 and 2007 and 2008 to (1) the Agilent officers named in the Summary Compensation Table and (2) all current executive officer participants as a group. The maximum payout represents two times the target amount. The ranges below are not necessarily indicative of future performance periods.

NEW PLAN BENEFITS

	2006 (Shares)			2007 (Shares)			2008 (Shares)
Name and Title
	Minimum	Maximum		Minimum	Maximum		Minimum	Maximum
Edward W. Barnholt Former President and Chief Executive Officer	0	198,000	(1)	0	204,000	(1)	0	0
William P. Sullivan President and Chief Executive Officer	0	109,000		0	191,000		0	142,400
Adrian T. Dillon Executive Vice President, Finance and Administration, Chief Financial Officer	0	69,200		0	102,000		0	72,000
Thomas E. White Senior Vice President Operations Support Systems Group	0	38,000		0	41,000		0	28,300
D. Craig Nordlund Senior Vice President, General Counsel and Secretary	0	30,000		0	37,000		0	22,000
Jean M. Halloran Senior Vice President, Human Resources	0	30,000		0	33,000		0	23,600
All current executive officer participants as a group	0	327,600		0	583,000		0	433,200
All current non-executive officer employee participants as a group	0	51,400		0	64,334		0	460,000	(2)

(1)
Under the terms of the LTP Program governing retirement, Edward W. Barnholt was vested in the payouts for the three-year performance periods that began November 1, 2003 and November 1, 2004 as of his retirement on October 31, 2005.

(2)
Estimated maximum number of shares eligible for grant in January 2008. These grants will be determined in January 2006 for the performance period that began on November 1, 2005 and will end on October 31, 2008.

        Other than William P. Sullivan, none of Agilent's current directors are eligible to participate in the LTP Program. Prior to November 1, 2005, no employees other than executive officers were designated to participate in the LTP Program.

    Required Approval

        In the event that stockholder approval of the material terms of the LTP Program is not obtained, awards previously granted by Agilent under the LTP Program will remain valid and outstanding and future awards will be granted under the LTP Program only to the extent permitted under Section 162(m) of the Code.

    Incorporation by Reference

        The foregoing is only a summary of the LTP Program and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix A.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information, as of December 15, 2005, concerning:

  •
  the beneficial ownership of Agilent's common stock by the NWQ Investment Management Company, LLC, the only beneficial owner known to Agilent to hold more than 5% of Agilent's common stock;

  •
  the beneficial ownership of Agilent's common stock by each director and each of the executive officers named in the Summary Compensation Table herein; and

  •
  the beneficial ownership of Agilent's common stock by all directors and executive officers as a group.

        The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of February 13, 2006, 60 days after December 15, 2005, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table.

BENEFICIAL OWNERSHIP TABLE

Shares of Agilent Common Stock Beneficially Owned
Name of Beneficial Owner
	Number	Nature(2)	Percentage(1)
William P. Sullivan	9,700	Direct
	979,031	Vested Options

	988,731		*
James G. Cullen	14,887	Direct(3)
	39,585	Vested Options
	3,000	Indirect(4)

	57,472		*
Adrian T. Dillon	78,381	Direct
	434,500	Vested Options

	512,881		*
Jean M. Halloran	13,831	Direct
	404,982	Vested Options

	418,813		*
Robert J. Herbold	5,000	Direct
	36,334	Vested Options

	41,334		*

Hewlett Family Accounts(5)
Walter B. Hewlett	997,239	Direct
	57,029	Vested Options
	57,121	Indirect(6)

	1,111,389
The William and Flora Hewlett Foundation	4,830,223		*
Packard Humanities Institute	4,910,828		1.0%
Flora Family Foundation	79,803		*
Robert L. Joss	6,771	Direct(7)
	30,711	Vested Options

	37,482		*
Koh Boon Hwee	4,581	Direct(8)
	42,656	Vested Options

	47,237		*
Heidi Kunz	6,286	Direct(9)
	36,909	Vested Options

	43,195		*
David M. Lawrence, M.D.	7,543	Direct(10)
	75,071	Vested Options
	3,966	Indirect(11)

	86,580		*
D. Craig Nordlund	31,572	Direct
	465,090	Vested Options
	114	Indirect(12)

	496,776		*
NWQ Investment Management Company, LLC	35,139,731	Direct(13)	6.9%
2049 Century Park East, 4th Floor Los Angeles, CA 90067
A. Barry Rand	7,024	Direct(14)
	40,954	Vested Options

	47,978		*
Thomas E. White	15,320	Direct
	555,160	Vested Options

	570,480		*
All current directors and executive officers as a group (16 persons) (15)	5,133,278		1.0%

*
Represents holdings of less than one percent.

(1)
Percentage ownership is calculated based upon 510,963,271 shares of Agilent common stock outstanding on December 15, 2005. It includes 83,077,043 shares tendered to Agilent in the Tender Offer, which expired on December 13, 2005, but which were not purchased by the Company until December 20, 2005.

(2)
"Vested Options" means options that may be exercised as of February 13, 2006.

(3)
Includes 12,886.6 shares held by Mellon Trust under Agilent's Deferred Compensation Plan for Non-Employee Directors for which Mr. Cullen has voting power.

(4)
Consists of shares held by Mr. Cullen's Family Limited Partnership.

(5)
Mr. Hewlett shares voting and investment power over the shares held by the Packard Humanities Institute. Mr. Hewlett does not have voting or investment power over the shares held by the William and Flora Hewlett Foundation, as voting and investment power is exercised by an independent stock committee. Mr. Hewlett is not a member of the independent stock committee. Mr. Hewlett is the Director of the Flora Family Foundation. Mr. Hewlett is on the Investment Committee of the Flora Family Foundation, and he has shared voting power and shared investment power, but he has excused himself from any Flora Family Foundation decisions dealing with Agilent stock. Mr. Hewlett disclaims any beneficial interest in the foregoing shares, because he has no pecuniary interest in the shares.

(6)
Consists of 17,433 shares held by Mr. Hewlett as custodian for his daughter, 19,688 shares held by Mr. Hewlett's spouse and 20,000 shares held in the James S. Hewlett Trust for which Mr. Hewlett is a trustee.

(7)
Includes 4,581.1 shares held by Mellon Trust under Agilent's Deferred Compensation Plan for Non-Employee Directors for which Mr. Joss has voting power.

(8)
Includes 4,581.1 shares held by Mellon Trust under Agilent's Deferred Compensation Plan for Non-Employee Directors for which Mr. Koh has voting power.

(9)
Includes 5,285.9 shares held by Mellon Trust under Agilent's Deferred Compensation Plan for Non-Employee Directors for which Ms. Kunz has voting power.

(10)
Includes 6,020.8 shares held by Mellon Trust under Agilent's Deferred Compensation Plan for Non-Employee Directors for which Dr. Lawrence has voting power.

(11)
Consists of shares held for the benefit of Dr. Lawrence's children in the Lawrence 2000 Irrevocable Trust of which Dr. Lawrence and his spouse are the trustees.

(12)
Consists of 38 shares held by Mr. Nordlund's oldest daughter and 64 shares total for which Mr. Nordlund is the custodian for his second daughter and son.

(13)
The address and number of shares of Agilent common stock beneficially owned by NWQ Investment Management Company, LLC is based on the Schedule 13G filed by NWQ Investment Management Company, LLC with the SEC on February 14, 2005.

(14)
Includes 1,409.6 shares held by Mellon Trust under Agilent's Deferred Compensation Plan for Non-Employee Directors for which Mr. Rand has voting power.

(15)
Excludes Mr. Barnholt who was former President and Chief Executive Officer, but who was not an Agilent officer as of December 15, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Agilent's directors, executive officers and holders of more than 10% of Agilent common stock to file reports with the SEC regarding their ownership and changes in ownership of Agilent stock. Agilent believes that during the 2005 fiscal year, its executive officers, directors and holders of 10% or more of our common stock complied with all Section 16(a) filing requirements, with the exception of one late report for Mr. Rand. Mr. Rand inadvertently did not report the purchase of 2,614 shares on September 21, 2005 until a Form 4 filing made on September 29, 2005. In making these statements, Agilent has relied upon examination of copies of Forms 3, 4 and 5 provided to Agilent and the written representations of its directors and officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth certain compensation information for Agilent's Chief Executive Officer, former Chief Executive Officer and the four other most highly compensated executive officers of Agilent, as determined on the basis of salary and bonus as of the fiscal year ended October 31, 2005 (the "Named Executive Officers"). All information set forth in this table reflects compensation earned by the Named Executive Officers for services with Agilent for the fiscal year ended October 31, 2005 as well as their compensation for each of the fiscal years ending October 31, 2004 and October 31, 2003.

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Other Annual Comp ($)(3)	Securities Underlying Options(#)	All Other Compensation ($)(4)
Edward W. Barnholt(5) Former President and Chief Executive Officer	2005 2004 2003	1,000,000 1,000,000 1,000,000	1,313,260 1,503,905 333,450	— — —	160,000 154,000 600,000	8,400 8,200 8,000
William P. Sullivan(6) President and Chief Executive Officer	2005 2004 2003	783,333 637,500 600,000	773,083 601,562 107,730	— — —	149,000 85,000 250,000	8,400 8,200 8,000
Adrian T. Dillon Executive Vice President, Finance and Administration, Chief Financial Officer	2005 2004 2003	650,000 650,000 650,000	459,640 526,361 116,706	557,500 569,375 639,069	80,000 54,000 250,000	8,400 8,200 8,000
Thomas E. White Senior Vice President, Operations Support Systems Group	2005 2004 2003	503,000 455,000 430,600	270,008 265,876 17,884	— — —	32,000 29,000 70,000	— — —
D. Craig Nordlund Senior Vice President, General Counsel and Secretary	2005 2004 2003	425,000 425,000 425,000	257,603 245,833 54,507	— —	28,500 23,000 100,000	8,400 8,200 8,000
Jean Halloran Senior Vice President, Human Resources	2005 2004 2003	400,000 400,000 400,000	242,444 231,368 51,299	— — —	25,500 23,000 100,000	8,400 8,200 8,000

(1)
The base annual salaries for Mr. Tom White for fiscal years 2005, 2004 and 2003 were actually paid in UK pounds and the annual base salary in UK pounds was the same for all three years. Mr. White's UK salaries and bonuses are converted to and reported in the above Summary Compensation Table in US dollars to comply with US regulatory reporting requirements. The fluctuations in the exchange rate between the US dollar and the UK pound, and conversion of amounts between currencies, resulted in the appearance of changes in Mr. White's compensation.

(2)
This column reflects the payments under the Agilent Performance-Based Compensation Plan described under "Report of the Compensation Committee of the Board on Executive Compensation". The bonuses for Mr. Tom White for fiscal years 2005, 2004 and 2003 were actually paid in UK pounds.

(3)
For the fiscal year 2005, the amount reported in this column for Mr. Dillon reflects $500,000 of loan forgiveness and $57,500 of interest, calculated at the applicable market rate of 5.75% per annum which would have been payable on the then-outstanding $1,000,000 loan from Agilent to Mr. Dillon had the loan not been interest free. For the fiscal year 2004, the amount reported in this column for Mr. Dillon reflects $500,000 of loan forgiveness and $69,375 of interest, calculated at the applicable market rate of 4.625% per annum which would have been payable on the then-outstanding $1,500,000 loan from Agilent to Mr. Dillon had the loan not been interest free. For the fiscal year 2003, the amount reported in this column for Mr. Dillon reflects $500,000 of loan forgiveness, $36,569 of relocation and other expenses and $102,500 of interest, calculated at the applicable market rate of 5.125% per annum which would have been payable on the then-outstanding $2,000,000 loan from Agilent to Mr. Dillon had the loan not been interest free. See "Certain Relationships and Related Transactions".

(4)
Amounts disclosed in this column include payment of Agilent's contributions under the Agilent Technologies, Inc. 401(k) Plan. In fiscal year 2005, Agilent made a 401(k) matching contribution of $8,400 on behalf of each of Messrs. Barnholt, Sullivan, Dillon, Nordlund and Ms. Halloran.

(5)
Mr. Barnholt served as President, Chief Executive Officer and Chairman of the Board of Agilent Technologies until February 28, 2005. Mr. Barnholt served as Chairman Emeritus for Agilent Technologies from March 1, 2005 to October 31, 2005 and retired as of October 31, 2005.

(6)
Mr. Sullivan's salary includes compensation received as the company's Executive Vice President and Chief Operating Officer from the start of the current fiscal year until he became President and Chief Executive Officer of Agilent Technologies on March 1, 2005.

Option/SAR Grants in Last Fiscal Year

        The following table shows all grants of options to acquire shares of Agilent common stock granted to each of the Named Executive Officers during the fiscal year ended October 31, 2005.

	Number of Securities Underlying Options/SARs Granted (#)(1)		% of Total Options/SARs Granted to Agilent Employees in Fiscal Year				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
					Exercise or Base Price ($/Share) (2)
Name						Expiration Date
							5%(3)	10%(3)
Edward W. Barnholt	160,000	(4)	2.55%		22.80	Oct. 2008	786,167	1,693,037
William P. Sullivan	127,500 21,500	(5)	2.03 0.34	% %	22.80 24.32	Nov. 2014 Feb. 2015	1,828,197 328,836	4,633,009 833,336
Adrian T. Dillon	80,000		1.28%		22.80	Nov. 2014	1,147,104	2,906,986
Thomas E. White	32,000		0.51%		22.80	Nov. 2014	458,842	1,162,794
D. Craig Nordlund	28,500		0.45%		22.80	Nov. 2014	408,656	1,035,614
Jean M. Halloran	25,500		0.41%		22.80	Nov. 2014	365,639	926,602

(1)
Options to purchase common stock are exercisable in the following increments: (1) 25% of the total number of shares underlying the option award is available for exercise upon the first anniversary of the grant date; (2) 50% of the total number of shares underlying the option award is available for exercise on the second anniversary of the grant date; (3) 75% of the total number of shares underlying the option award is available for exercise on the third anniversary of the grant date; and (4) 100% of the total number of shares underlying the option award is available for exercise on the fourth anniversary of the grant date.

(2)
The options were granted at an exercise price equal to the fair market value of Agilent common stock on the grant date, calculated as the average of the high and low market price on that date.

(3)
Potential realizable value provided herein assumes that the value of the common stock appreciates at the rate shown (compounded annually) from the grant date until the option expiration date. The potential realizable value provided herein is calculated on the basis of

  SEC requirements and does not represent the growth of the future stock price estimated by Agilent or the present value of the stock options.

(4)
Information for Mr. Barnholt reflects his fiscal 2005 grant as of October 31, 2005, the date of his retirement from Agilent. As of November 1, 2005, these options became 100% vested with an expiration date of October 31, 2008, pursuant to the terms of the Agilent Technologies, Inc. 1999 Stock Plan governing retirement treatment of stock options.

(5)
Mr. Sullivan received a second stock option grant in March 2005 upon his promotion to President and Chief Executive Officer.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

        The following table shows aggregate exercises of options to purchase Agilent's common stock in the fiscal year ended October 31, 2005 by each of the Named Executive Officers.

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)
	Shares Acquired on Exercise (#)				Value of Unexercised In-The-Money Options/SARs at Fiscal Year-End ($)(1)
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Edward W. Barnholt(2)	52,053	212,376	2,571,264	763,000	9,572,906	7,550,465
William P. Sullivan	0	0	788,406	412,750	3,641,248	3,862,733
Adrian T. Dillon	0	0	288,500	295,500	2,635,905	2,992,715
Thomas E. White	30,000	527,700	463,660	147,500	1,389,954	1,386,153
D. Craig Nordlund	0	0	389,715	133,250	1,616,605	1,305,143
Jean M. Halloran	0	0	330,357	130,250	1,606,071	1,278,893

(1)
The value of unexercised Agilent options provided herein is the difference between the exercise price and the average of the high and low market prices of Agilent common stock on October 31, 2005 of $31.55.

(2)
The option that Mr. Barnholt exercised was due to expire on November 16, 2005.

Long-Term Incentive Plan Awards in Last Fiscal Year

        Effective November 1, 2003, the Compensation Committee established the Long-Term Performance Program (the "LTP Program"), which was applicable only to Agilent's executive officers. The objective of the LTP Program was to motivate and reward Agilent's executive officers to produce results that increase stockholder value and to encourage individual and team behavior that helps Agilent achieve both short-term and long-term company objectives. Effective November 1, 2005, the LTP Program was extended to key employees as discussed in Proposal No. 3. For the three-year performance periods ending October 31, 2006 and October 31, 2007, no award of performance shares will be paid at the end of the performance period unless Agilent achieves at least the 25th percentile in both total stockholder return and size-adjusted growth in earnings (as defined in the LTP Program), as compared to a peer group of 53 other companies in the S&P 500 Information Technology Index, minus that index's Software Services component. If Agilent's performance in both measures during the performance period falls below the 25th percentile threshold, no award will be earned. If Agilent's performance in both measures is at the 25th percentile, the threshold award will be earned. At the 50th percentile 100% of the target award will be earned, and at the 75th percentile and above the maximum award of 200% of target will be earned. The following table sets forth estimates of the possible future payouts to each of the named executive officers under the LTP Program. There can be no assurance that the estimated future payouts shown in this table will be achieved or, if they are achieved, at what level they will be achieved.

		Performance or Other Period Until Maturation or Payout(3)	Estimated Future Payouts(1)
Name
	Number of Shares(2)		Threshold (#)	Target (#)	Maximum (#)
Edward W. Barnholt	102,000	10/31/07	25,500	102,000	204,000
William P. Sullivan	95,500	10/31/07	23,875	95,500	191,000
Adrian T. Dillon	51,000	10/31/07	12,750	51,000	102,000
Thomas E. White	20,500	10/31/07	5,125	20,500	41,000
D. Craig Nordlund	18,500	10/31/07	4,625	18,500	37,000
Jean M. Halloran	16,500	10/31/07	4,125	16,500	33,000

(1)
Payouts will be in shares of Agilent common stock based on relative performance as described above. Estimated individual future payouts are number of shares ranging from the threshold amounts, if Agilent's performance in both measures is at the 25th percentile, up to the maximum amounts, if the plan goals are substantially exceeded.

(2)
Represents performance shares granted based on performance at the target.

(3)
Performance is measured over a three-year period beginning November 1, 2004.

Pension Plans

        The following table shows the estimated annual benefits payable on retirement to Agilent's eligible employees in the U.S. under the Agilent Technologies, Inc. Deferred Profit Sharing Plan (the "Deferred Profit Sharing Plan"), Agilent's Retirement Plan (the "Retirement Plan") and Agilent's Excess Benefit Retirement Plan (the "Excess Benefit Plan"). To calculate the number of years of an eligible employee's service, the pension plans will bridge each eligible employee's service, if any, with Hewlett-Packard Company to that eligible employee's service with Agilent.

ESTIMATED ANNUAL U.S. RETIREMENT BENEFITS

	Years of Service
Highest 5 Year Average Compensation
	15	20	25	30
$400,000	$85,409	$113,879	$142,348	$170,818
500,000	107,909	143,879	179,848	215,818
600,000	130,409	173,879	217,348	260,818
700,000	152,909	203,879	254,848	305,818
800,000	175,409	233,879	292,348	350,818
900,000	197,909	263,879	329,848	395,818
1,000,000	220,409	293,879	367,348	440,818

        For fiscal year 2005, benefits exceeding $170,000 will be paid pursuant to the Excess Benefit Plan. No more than $210,000 (as adjusted from time to time by the U.S. Internal Revenue Service) of eligible compensation may be taken into account in calculating benefits payable under the Retirement Plan or the Deferred Plan. Benefits attributable to annual earnings over $210,000 are payable under the Excess Benefit Plan. Benefits payable under the Excess Benefit Plan are available in a lump sum or up to 15 annual installments.

        The covered compensation for each of the Named Executive Officers Messrs. Barnholt, Sullivan, Dillon, Nordlund and Ms. Halloran is the highest five-year average of base pay for such Named Executive Officer.

        The Named Executive Officers Messrs. Barnholt, Sullivan, Dillon, Nordlund and Halloran have been credited with the following years of service as of October 31, 2005: Mr. Barnholt, 30 years; Mr. Sullivan, 29 years; Mr. Dillon, 4 years; Mr. Nordlund, 29 years; and Ms. Halloran 25 years. Retirement benefits shown are expressed as a single life annuity at age 65 and reflect the maximum offset currently in effect under Section 401(l) of the Code to compute the offset for such benefits under the pension plan. For purposes of calculating the benefit, an employee cannot be credited with more than 30 years of service. Benefits under the Retirement Plan are payable in the form of a single life annuity, a qualified joint and survivor annuity or a lump sum.

U.K. Pension Plan

        Agilent UK Pension Plan is known as Final Salary Pension Plan. In the Agilent UK final salary pension plan, the main retirement benefit is expressed as a pension, commencing at the members retirement age, linked to the Pensionable salary earned shortly before leaving service and the length of the members Pensionable service. The pension includes a 60% Spouses pension in the event of the pensioners death. The Agilent Plan was closed to new members on 31st December 1996. Age 60 is the normal retirement age under the Agilent Plan.

Formula—1/50 × Pensionable Salary × Pensionable Service

Pensionable Salary definition:

  •
  12.5/12 X Annual Salary (excluding fluctuating emoluments) less 1.5 X Basic State Pension for single person (known as the offset). The Pensionable Salary is fixed each 1st February.

Final Pensionable Salary definition (normal retirement):

  •
  on leaving Pensionable Service at or after age 60, the highest average of a Member's Pensionable Salary over any 3 consecutive Renewal Dates in the 10 years ending on the date of leaving Pensionable Service;

Mr. White's estimated benefits upon retirement from active service at age 60 are as follows, based on current legislation and plan information available as of October, 2005.

  •
  Option 1
  Estimated Pension of £208,859.16 per annum

  •
  Option 2
  Estimated Tax Free Lump Sum of £507,029.32
  Plus Estimated Residual Pension of £163,077.48 per annum.

Certain Relationships and Related Transactions

        On February 5, 2002, Agilent made a relocation loan to Mr. Adrian T. Dillon, Executive Vice President and Chief Financial Officer, as part of the employment package required to induce Mr. Dillon to join Agilent and move from Cleveland, Ohio to the San Francisco Bay Area. In place of a standard relocation bonus, Agilent provided a loan of $2.5 million to be used for the purchase of a home. Provided that Mr. Dillon remains at Agilent, the loan will continue to be forgiven over a five-year period at 20% per year. The loan is secured by a deed of trust on the house. The unforgiven portion of the note plus 10% per annum interest will be due in full (i) upon insolvency of Mr. Dillon, (ii) upon any transfer of the property without the prior written consent of Agilent, (iii) within three months of termination of employment for any reason and (iv) within one year following the death of Mr. Dillon. If the amount due is not paid within five days of the due date, at the option of Agilent, the unforgiven portion shall begin to accrue interest equal to 15% per annum. In accordance with the Sarbanes-Oxley Act, Agilent will not materially modify or renew this loan and, in the future, will not provide any new loans to its executive officers as required under the Sarbanes-Oxley Act.

Termination of Employment and Change-in-Control Arrangements

        Each of Messrs. Barnholt, Sullivan, Dillon, Nordlund, White and Ms. Halloran, as well as five other executive officers who are not Named Executive Officers, has signed a Change of Control Severance Agreement. Mr. Barnholt's agreement terminated on October 31, 2005 when he left the company. Under these agreements, in the event that within 24 months of a change of control of Agilent, Agilent or its successor terminates the employment of such an executive without cause or an event constituting good reason occurs and the executive resigns within 3 months of such an event, the executive (other than Mr. Barnholt) will be entitled to: (i) two times, or solely with respect to the CEO, three times, the sum of such executive's base salary and target bonus, (ii) payment of COBRA continuation premiums for up to 18 months, (iii) full vesting of all outstanding options and any restricted stock awards and (iv) a prorated portion of any bonus. To the extent that the payment of these benefits had triggered the excise tax under Section 4999 of the Code or any comparable federal, state, local or foreign excise tax, Agilent would have paid an additional amount to cover all additional tax liability arising from the application of such excise tax.

        In exchange for such consideration, each executive has agreed (i) to execute a release of all of the executive's rights and claims relating to his or her employment, (ii) not to solicit any of Agilent's or its successor's employees for 2 years and (iii) not to compete for 1 year with up to 15 competitors of Agilent or its successor, as determined by Agilent or its successor.

        Mr. Barnholt signed a revised Change of Control Severance Agreement in March 2005, which provided that, in the event that within 24 months of a change of control of Agilent, Agilent or its successor terminated his employment without cause or an event constituting good reason occurred and Mr. Barnholt resigned within 3 months of such an event, he would be entitled to: (i) continuation of base salary and target bonus through October 31, 2005; (ii) payment of COBRA continuation premiums until October 31, 2005; (iii) full vesting of all outstanding options; (iv) with respect to the fiscal year 2004 and 2005 performance periods, the greater of (1) the target LTP Program award or (2) the accrued amount of the LTP Program payout as of the close of any change in control. No payment was provided with respect to any excise tax under Section 4999 of the Code or any other comparable excise tax. Payments would be cut back to the extent necessary to avoid excise penalties, unless Mr. Barnholt would be better off on an after-tax basis paying the excise tax, in which case no adjustment would be made. The 1-year noncompete was eliminated. This Change of Control Severance Agreement terminated on his retirement date of October 31, 2005.

        Agilent will provide Mr. Barnholt certain support services following his retirement on October 31, 2005 for approximately eight years until he attains age 70. These services, estimated to cost no more than $30,000 annually, will consist of administrative assistance such as home computer support, occasional use of Company office space, occasional access to existing administrative support staff, and the like, and financial advisory services at an annual cost of up to $20,000.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD ON EXECUTIVE COMPENSATION

Agilent's executive compensation program is administered by the Compensation Committee of the Board (the "Compensation Committee"). The Compensation Committee, which is composed entirely of independent, non-employee directors, is responsible for approving and reporting to the Board on all elements of compensation for the elected corporate officers. The Compensation Committee has furnished the following report on executive compensation for fiscal year 2005. The Compensation Committee convened six times during the fiscal year, with management being present at all meetings, with the exception of executive sessions, which were held at every meeting.

Compensation Philosophy

The goal of the executive compensation program is to provide a total compensation package composed of cash, equity and benefits which will attract, motivate and retain talented executives responsible for the success of Agilent. The total package reflects Agilent's Pay for Performance philosophy and is designed to inspire and reward according to the performance of executives, business organizations and Agilent.

Executive Compensation Practices

Each year the Compensation Committee reviews and selects a group of high technology public companies with approximately the same revenue size as Agilent to use for benchmarking Agilent executive compensation. The Compensation Committee uses an independent compensation consultant to develop the information and recommend the appropriate ranges for each component, so the overall levels are aligned with Agilent's pay philosophy for each of the named executives. The Compensation Committee's practice is to target direct compensation levels for Agilent's executives at the 50th percentile of surveyed companies in both the mix of elements and total value. Total direct compensation includes base pay, short-term bonus and long-term incentive grant value. Performance is measured against the following factors, which may vary as required by business conditions:

  •
  long and short term strategic goals;

  •
  revenue, profit, and return on invested capital goals;

  •
  customer satisfaction and winning in our markets;

  •
  growth and new business creation;

  •
  total stockholder return;

  •
  the development of strong leadership and accountability throughout Agilent; and

  •
  the fostering of innovation, teamwork and other core Agilent values.

In setting the goals and measuring an executive's performance against those goals, Agilent considers the performance of its competitors and general economic and market conditions. The Compensation Committee recognizes that the relative importance of some factors included in Agilent's strategic and business goals are subject to being affected by changes to Agilent's operations to specific business challenges and changing economic and marketplace conditions.

Components of Executive Compensation

The compensation program for executive officers consists of the following four components:

  •
  base pay;

  •
  short-term incentives;

  •
  long-term incentives; and

  •
  benefits.

Base Pay

The salary for each executive officer is established each year based on a salary range that corresponds to the competitive market, job responsibilities and overall individual job performance. During fiscal year 2005, salaries for the named executives would have remained constant. However, as a result of William P. Sullivan, one of the named officers, being promoted to the CEO position, his salary increased by 31%, which put his annualized salary in the 2nd quartile relative to the market. Tom White's salary, paid in UK pounds, has remained constant over the last three years. However, the compensation table will show increases in his US dollar salary amount due to the fluctuations in the exchange rate between the US dollar and the UK pound. The Compensation Committee believes that current salaries for these positions generally approximate competitive levels.

Short-Term Incentive

Agilent's Pay-for-Performance philosophy ensures that short-term incentive compensation follows achievement of business-specific goals. The Agilent Technologies, Inc. Performance-Based Compensation Plan for Covered Employees ("Performance-Based Compensation Plan") provides for cash bonuses to be paid semi-annually when performance targets are achieved. During fiscal year 2005, the executive officers participated in the Performance-Based Compensation Plan. Actual bonuses paid to executive officers in 2005 were based on the extent to which revenue and return on invested capital goals established for each six-month performance period were achieved. The maximum short-term incentive payout possible for 2005 was 200% of individual target awards, and the minimum payout was zero. Individual target awards for the named executive officers ranged from 60% to 130% of salary. The actual percent of salary achieved by the named executives ranged from 52% to 131% over the two six-month performance periods in 2005.

Long-Term Incentives

The long-term incentive program is designed to encourage creation of long-term value for our stockholders, retain qualified key employees, and build equity ownership among executives. Agilent's long-term incentive program utilizes a combination of stock options and long-term performance shares, both of which are a critical component of Agilent's efforts to attract and retain executive officers whose contributions are necessary for the company's future success.

Executive officers received 50% of the annualized target grant value in the form of a non-qualified stock option and 50% in performance shares. Both the 2005 stock option grants and performance share grants were made under the shareholder-approved 1999 Stock Plan. In all cases, annualized long-term grant values were recommended by position, based on ranges set to approximate the 50th percentile of peer companies.

Stock options have always been used as one of Agilent's long-term incentive vehicles and provide value only if Agilent's stock price increases (which benefits all stockholders), and only if the employee remains with Agilent until his or her options vest. Each stock option grant allows the recipient to acquire shares of Agilent's common stock, subject to the completion of a four-year installment vesting period. These options may be exercised at a fixed price per share (the market price on the grant date) over a ten-year period.

Agilent introduced a performance share program in fiscal year 2004 for the executive officers. Performance shares will be granted annually and may be earned at the end of overlapping three-year performance cycles from zero to 200% of target grants, contingent upon Agilent's business performance being higher than the 25th percentile of peer companies. There are two relative measures for determining earned performance shares, which are Total Shareholder Return and Size-Adjusted Growth in Earnings. The peer companies used for performance comparisons are those comprising the S&P Information Technology index, excluding the software and services companies because their business models and compensation practices vary from that of Agilent and the other peer companies selected.

Benefits

The global benefits philosophy provides employees protection from catastrophic events and offers health and welfare benefits in the given country in which Agilent operates. Where applicable, employees are responsible for managing benefit choices, balancing their own level of risk and return. During fiscal year 2005, Agilent offered medical and other benefits to its executives that are generally available to other Agilent employees. Executive officers also have company-paid financial counseling and depending upon salary levels are eligible to voluntarily defer their salaries and short-term incentives. These deferrals are credited with returns based on investment choices available under Agilent's 401(k) plan, and do not include Agilent stock or alternatives that result in above-market crediting rates.

Policy Regarding Compensation in Excess of $1 Million a Year

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid to Agilent's Named Executive Officers. Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is "performance based" as defined in Section 162(m) of the Code. The Compensation Committee considers the net cost to Agilent, and its ability to effectively administer executive compensation in the long-term interests of shareholders. Accordingly, the Compensation Committee intends for short-term incentives, stock options and performance shares to be fully deductible under Section 162(m) of the Code.

Stock Ownership Guidelines

Agilent's stock ownership guidelines are designed to increase an executive's equity stake in Agilent and more closely align his or her interests with those of our other stockholders. The guidelines provide that the President and Chief Executive Officer should attain an investment level in Agilent's stock equal to five times annual salary, including direct ownership of at least 20,000 shares of Agilent stock. All other executive officers should attain an investment level equal to three times annual salary, including direct ownership of at least 15,000 shares for the Chief Financial Officer and at least 10,000 shares for all other executive officers. In each case, these ownership levels must be attained by the later of five years from election to their executive officer positions or the end of fiscal year 2007 for those who were executive officers prior to 2002.

Compensation for the Chief Executive Officer

Edward W. Barnholt served as President and Chief Executive Officer from November 1, 2004 to February 28, 2005. From March 1, 2005 to October 31, 2005, Mr. Barnholt served as chairman emeritus for Agilent while ensuring an orderly transfer of duties to his successor. The Compensation Committee used the executive compensation practices described previously to determine Mr. Barnholt's fiscal year 2005 compensation. In setting both the cash and equity elements of Mr. Barnholt's compensation, the Compensation Committee made an overall assessment of Mr. Barnholt's leadership in establishing Agilent's strategy and direction, building organizational capabilities and delivering results.

For fiscal year 2005, Mr. Barnholt's annualized target total cash compensation was set at $2,300,000. His annualized salary is $1,000,000, and was coupled with an annualized $1,300,000 target bonus opportunity under the Performance-Based Compensation Plan. His actual annualized earned bonus could be between zero and $2,600,000 if maximum performance objectives were achieved. His fiscal year 2005 performance objectives were based entirely on return on invested capital goals, to support Agilent's focus in 2005 of regaining financial strength. Mr. Barnholt's actual salary for FY2005 was $1,000,000 and his actual bonus amount was $1,313,260.

Mr. Barnholt's 2005 long-term incentive grant consisted of a non-qualified stock option to purchase 160,000 shares of Agilent common stock, with the same provisions as stock options granted to other key employees. He was also granted 102,000 target performance shares, payable following the completion of fiscal year 2007 based on Agilent's actual performance. The Committee believes that the annualized grant value approximates the competitive median. Under the terms of the LTP Program, Mr. Barnholt was vested in this grant as of his retirement date of October 31, 2005.

William P. Sullivan served as Chief Operating Officer from November 1, 2004 to February 28, 2005. He has served as President and Chief Executive Officer since March 1, 2005. The Compensation Committee used the executive compensation practices, described previously, to determine Mr. Sullivan's fiscal year 2005 compensation. In setting both the cash and equity elements of Mr. Sullivan's compensation, the Compensation Committee made an overall assessment of Mr. Sullivan's leadership in establishing Agilent's strategy and direction, building organizational capabilities and delivering results.

The Compensation Committee surveyed the total value and mix of direct compensation elements for chief executive officers of selected high technology companies to determine Mr. Sullivan's compensation.

The Compensation Committee set Mr. Sullivan's FY05 annualized target total cash compensation at $1,700,000. His CEO annualized salary is $850,000, and was coupled with an annualized $850,000 target bonus opportunity under the Performance-Based Compensation Plan. His actual annualized earned bonus could range between zero and $1,700,000 if maximum performance objectives were to be achieved. His fiscal year 2005 performance objectives were based entirely on return on invested capital goals, in order to support Agilent's focus in 2005 of regaining financial strength.

During FY05, Mr. Sullivan served as COO for four months and CEO for eight months. As a result, Mr. Sullivan's actual salary for FY05 was $783,333 and his actual bonus amount was $773,083.

Mr. Sullivan's 2005 long-term incentive grants consisted of two non-qualified stock option grants to purchase a total of 149,000 shares of Agilent common stock, with the same provisions as stock options granted to other key employees. He was also granted 95,500 target performance shares, to be earned following the completion of fiscal year 2007 based on Agilent's actual performance.

Submitted by:

Compensation Committee

  David M. Lawrence, M.D., Chairperson
  Koh Boon Hwee
  Barry Rand
  Walter Hewlett

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are set forth in the preceding section. During the most recent fiscal year, no Agilent executive officer served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on Agilent's Compensation Committee.

AUDIT AND FINANCE COMMITTEE REPORT

        During fiscal year 2005, the Audit and Finance Committee of the Board reviewed the quality and integrity of Agilent's consolidated financial statements, the effectiveness of its system of internal control over financial reporting, its compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm, the performance of its internal audit function and independent registered public accounting firm and other significant financial matters. Each of the Audit and Finance Committee members satisfies the definition of independent director and is financially literate as established in the New York Stock Exchange Listing Standards. In accordance with section 407 of the Sarbanes-Oxley Act of 2002, Agilent has identified Heidi Kunz as the Audit and Finance Committee's "Financial Expert." Agilent operates with a November 1 to October 31 fiscal year. The Audit and Finance Committee met nine times, including telephone meetings, during the 2005 fiscal year.

The Audit and Finance Committee's work is guided by a written charter that the Board has approved. The Audit and Finance Committee regularly reviews its charter to ensure that it is meeting all relevant audit committee policy requirements of the U.S. Securities and Exchange Commission, the Public Company Accounting Oversight Board and the New York Stock Exchange. You can access the latest Audit and Finance Committee charter in the "Corporate Governance Policies" section of the webpage at www.investor.agilent.com or by writing to us at Agilent Technologies, Inc., 395 Page Mill Road, Palo Alto, California 94306, Attention: Investor Relations.

The Audit and Finance Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP, Agilent's independent registered public accounting firm, Agilent's audited consolidated financial statements and Agilent's internal control over financial reporting. The Audit and Finance Committee has discussed with PricewaterhouseCoopers LLP, during the 2005 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended.

The Audit and Finance Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP its independence from Agilent. Based on the review and discussions noted above, the Audit and Finance Committee recommended to the Board that Agilent's audited consolidated financial statements be included in Agilent's Annual Report on Form 10-K for the fiscal year ended October 31, 2005 and be filed with the U.S. Securities and Exchange Commission.

Submitted by:

Audit and Finance Committee

Heidi Kunz, Chairperson
Robert J. Herbold
Robert L. Joss

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

Fees Paid to PricewaterhouseCoopers LLP

        The following table sets forth the aggregate fees charged to Agilent by PricewaterhouseCoopers LLP for audit services rendered in connection with the audited consolidated financial statements and reports for the 2005 fiscal year and for other services rendered during the 2005 fiscal year to Agilent and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services:

Fee Category:	Fiscal 2005	% of Total	Fiscal 2004	% of Total
Audit Fees	$10,730,000	74.0	$4,592,000	89.1
Audit-Related Fees	3,443,000	23.8	168,000	3.3
Tax Fees:
Tax compliance/preparation	308,000	2.1	314,000	6.1
Other tax services	0	0	68,000	1.3

Total Tax Fees	308,000	2.1	382,000	7.4
All Other Fees	10,000.1		8,000.2

Total Fees	$14,491,000	100.0	$5,150,000	100.0

        Audit Fees:    Fiscal 2005 fees consist of fees billed for professional services rendered for the integrated audit of Agilent's consolidated financial statements and its internal control over financial reporting and review of the interim condensed consolidated financial statements included in quarterly reports. Approximate amount of fees attributable to SOX 404 is $6,250,000. Fiscal 2004 fees consist of fees billed for professional services rendered for the audit of Agilent's consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports. Fiscal 2005 and 2004 fees also consist of fees billed for services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

        Audit-Related Fees:    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Agilent's consolidated financial statements and are not reported under "Audit Fees". These services include employee benefit plan audits, accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards. For fiscal 2005, these services included approximately $3,300,000 paid to PricewaterhouseCoopers LLP for services rendered in connection with the planned divestiture of our Semiconductor Products Group segment and spin-off of a portion of the Automated Test Group segment, and other related transactions.

        Tax Fees:    Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audits and appeals, customs and duties, mergers and acquisitions and international tax planning.

        All Other Fees:    Consists of fees for all other services other than those reported above. These services include benchmarking surveys and a license for specialized accounting research software. Agilent's intent is to minimize services in this category.

        In making its recommendation to ratify the appointment of PricewaterhouseCoopers LLP as Agilent's independent registered public accounting firm for the fiscal year ending October 31, 2006, the Audit and Finance Committee has considered whether services other than audit and audit-related provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Policy on Audit and Finance Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        The Audit and Finance Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit and Finance Committee has delegated its pre-approval authority up to a specified maximum to the Chairperson of the Audit and Finance Committee, Heidi Kunz, who may pre-approve all audit and permissible non-audit services so long as her pre-approval decisions are reported to the Audit and Finance Committee at its next scheduled meeting.

STOCK PRICE PERFORMANCE GRAPH

        The graph below shows the cumulative total stockholder return, assuming the investment of $100 (and the reinvestment of any dividends thereafter) for the period beginning on October 31, 2000, the first trading day of Agilent's common stock, and ending on October 31, 2005, on each of Agilent's common stock, the S&P 500 Index, and a ("Peer Group Index"), based on the S&P Information Technology and Healthcare Peer Group Composite Index. Agilent's stock price performance shown in the following graph is not indicative of future stock price performance. The data for this performance graph was compiled for us by Standard and Poor's.

The "Peer Group Index" is composed of companies that are members of the S&P Information Technology Index and the S&P Healthcare Index that compete in sectors related to Agilent's businesses. The individual companies that comprise the sectors are chosen and maintained by S&P. The sectors are Electronic Equipment Manufacturers, Semiconductor Equipment, Semiconductors, Communications Equipment and Healthcare Equipment. These sectors were selected by Agilent.

Comparison of 5 Years (10/31/2000 to 10/31/2005) Cumulative Total Return
Among Agilent Technologies, the S&P 500 Index, and the Peer Group Index

Peer Group

Electronic Equipment Manufacturers	Semiconductor Equipment	Semiconductors
Symbol Technologies Tektronix	Applied Materials, Inc. KLA-Tencor Corp. Novellus Systems Inc. Teradyne Inc.	Advanced Micro Devices
Altera Corp.
Analog Devices
Applied Micro Circuits Corp.
Broadcom Corp.
Freescale Semiconductor Inc.
Intel Corp.
Linear Technology Corp.
LSI Logic Corp.
Maxim Integrated Products
Micron Technology Inc.
National Semiconductor Corp.
Nvidia Corp.
PMC Sierra Inc.
Texas Instruments Inc.
Xilinx Inc.
Communications Equipment	Healthcare Equipment
ADC Telecommunications Inc.
Andrew Corp.
Avaya Inc.
Ciena Corp.
Cisco Systems Inc.
Comverse Technology Inc.
Corning Inc.
JDS Uniphase
Lucent Technologies Inc.
Motorola Inc.
Qualcomm Inc.
Scientific-Atlanta Inc.
Tellabs Inc	Bard (C.R.) Inc.
Baxter International Inc.
Becton Dickinson & Co.
Biomet Inc.
Boston Scientific Corp.
Fisher Scientific Intl. Inc.
Guidant Corp.
Hospira Inc.
Medtronic Inc.
Perkin Elmer Inc.
St. Jude Medical Inc.
Stryker Corp.
Thermo Electron Corp.
Waters Corp.
Zimmer Holdings Inc.

ADDITIONAL QUESTIONS AND INFORMATION REGARDING
THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS

Q:
What happens if additional proposals are presented at the annual meeting?

A:
Other than the three proposals described in this proxy statement, Agilent does not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, William P. Sullivan, Agilent's President and Chief Executive Officer, and D. Craig Nordlund, Agilent's Senior Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason, any one or more of Agilent's nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:
What class of shares is entitled to be voted?

A:
Each share of Agilent's common stock outstanding as of the close of business on January 3, 2006, the Record Date, is entitled to one vote at the annual meeting. On the Record Date, Agilent had approximately 428,760,226 shares of common stock issued and outstanding.

Q:
What is the quorum requirement for the annual meeting?

A:
The quorum requirement for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:
Who will count the vote?

A:
A representative of Computershare Investor Services will tabulate the votes and act as the inspector of election.

Q:
Is my vote confidential?

A:
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Agilent or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation by the Board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to Agilent's management.

Q:
Who will bear the cost of soliciting votes for the annual meeting?

A:
Agilent will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by Agilent's directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Agilent has retained the services of Georgeson Shareholder Services to aid in the solicitation of proxies. Agilent estimates that it will pay Georgeson a fee of $15,000 for its services plus per call fees for any individual solicitations and reasonable out-of-pocket expenses. In addition, Agilent may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:
May I propose actions for consideration at next year's annual meeting of stockholders or nominate individuals to serve as directors?

A:
You may submit proposals for consideration at future annual stockholder meetings, including director nominations.

  Stockholder Proposals:    In order for a stockholder proposal to be considered for inclusion in Agilent's proxy statement for next year's annual meeting, the written proposal must be received by Agilent no later than September 15, 2006 and should contain such information as is required under Agilent's Bylaws. Such proposals will need to comply with the SEC's regulations regarding the inclusion of stockholder proposals in Agilent-sponsored proxy materials. In order for a stockholder proposal to be raised from the floor during next year's annual meeting, written notice must be received by Agilent no later than September 15, 2006 and should contain such information as required under Agilent's Bylaws. If we do not receive notice of your proposal within this time frame, our management will use its discretionary authority to vote the shares it represents as the Board may recommend.

  Nomination of Director Candidates:    Agilent's Bylaws permit stockholders to nominate directors at a stockholder meeting. In order to make a director nomination at an annual stockholder meeting, it is necessary that you notify Agilent not fewer than 120 days before the first anniversary of the date that the proxy statement for the preceding year's annual meeting was first sent to stockholders. Agilent's 2005 Proxy Statement was first sent to stockholders on January 13, 2005. Thus, in order for any such nomination notice to be timely for next year's annual meeting, it must be received by Agilent not later than September 15, 2006. In addition, the notice must meet all other requirements contained in Agilent's Bylaws and include any other information required pursuant to Regulation 14A under the Exchange Act.

  Copy of Bylaw Provisions:    You may contact the Agilent Corporate Secretary at Agilent's corporate headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Additionally, a copy of Agilent's Bylaws can be accessed on the Agilent Investor Relations Web site at http://www.investor.agilent.com. Click "Corporate Governance" and then "Corporate Governance Policies" on the left hand side of the screen.

Q:
How do I obtain a separate set of voting materials if I share an address with other stockholders?

A:
To reduce expenses, in some cases, we are delivering one set of voting materials to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. A separate proxy card is included in the voting materials for each of these stockholders. If you have only received one set, you may request separate copies of the voting materials at no additional cost to you by calling us at (650) 752-5522 or by writing to us at Agilent Technologies, Inc., 395 Page Mill Road, Palo Alto, California 94306, Attn:

  Shareholder Records. You may also contact us by calling or writing if you would like to receive separate voting materials for future annual meetings.

Q:
If I share an address with other stockholders of Agilent, how can we get only one set of voting materials for future meetings?

A:
You may request that we send you and the other stockholders who share an address with you only one set of voting materials by calling us at (650) 752-5522 or by writing to us at: Agilent Technologies, Inc., 395 Page Mill Road, Palo Alto, California 94306, Attn: Shareholder Records.

You may receive a copy of Agilent's Annual Report on Form 10-K for the fiscal year ended October 31, 2005 without charge by sending a written request to Agilent Technologies, Inc., 395 Page Mill Road, Palo Alto, California 94306, Attn: Investor Relations.

By Order of the Board,

D. CRAIG NORDLUND
 Senior Vice President, General Counsel
and Secretary
Dated: January 17, 2006

APPENDIX A

AGILENT TECHNOLOGIES, INC. LONG-TERM PERFORMANCE PROGRAM

(AMENDED AND RESTATED THROUGH NOVEMBER 1, 2005)

1.
PURPOSE

        The purpose of the Long-Term Performance Program ("Program") is to motivate and reward eligible employees by making a portion of their compensation dependent on the achievement of certain Objective Business Criteria related to the performance of Agilent Technologies, Inc. (the "Company") and its operating units. This Program is designed to ensure that the incentives paid hereunder to executive officers of the Company are deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the "Code"). Accordingly, the material terms of this Program as to "covered employees" under Code Section 162(m) are subject to the approval of the Company's stockholders pursuant to Code Section 162(m).

2.
PARTICIPANTS

        The participants in this Program shall be key employees of the Company, as determined by the Committee.

3.
THE COMMITTEE

        The Committee shall consist of at least two outside directors of the Company that satisfy the requirements of Code Section 162(m). The Committee shall have the sole discretion and authority to administer and interpret this Program in accordance with Code Section 162(m). Unless the Board provides otherwise, the Compensation Committee of the Company's Board of Directors shall be the Committee.

4.
AMOUNT OF BONUS

        A participant's award, if any, is based on (i) an individual target set by the Committee in writing with respect to the Performance Period and (ii) the Objective Business Criterion or Criteria for the Performance Period (increased or decreased, in each case in accordance with factors adopted by the Committee with respect to the Performance Period that relate to unusual items).

5.
MAXIMUM BONUS

        No award in excess of one million (1,000,000) shares of Company common stock (adjusted for stock splits and the like under the 1999 Stock Plan) or the cash equivalent will be paid to any participant with respect to a Performance Period. The Committee may also reduce an individual's bonus calculated under Section 4 in its sole discretion.

6.
OBJECTIVE BUSINESS CRITERIA

        This Program's "Objective Business Criteria" may include one or more of the following: (a) sales revenue; (b) gross margin; (c) operating margin; (d) operating income; (e) pre-tax profit; (f) earnings before interest, taxes and depreciation and amortization; (g) net income; (h) expenses; (i) the market price of the shares; (j) earnings per share; (k) return on stockholder equity; (l) return on capital; (m) return on net assets; (n) economic value added; (o) market share; (p) customer service; (q) customer satisfaction; (r) safety; (s) total stockholder return; (t) free cash flow; (u) size-adjusted growth in earnings; and (v) such other Criteria as determined by the Committee, each with respect to the Company and/or any operating unit(s) of the Company, as

A-1

determined by the Committee in its sole discretion. Awards to be paid to participants who are not subject to the limitations of Code Section 162(m) may take into account other factors.

7.
PERFORMANCE PERIODS

        A "Performance Period" shall be, with respect to a participant, any period not exceeding three years, as determined by the Committee in its sole discretion. The selection and adjustment of applicable Objective Business Criteria, and the establishment of targets, shall occur in compliance with the rules of Code Section 162(m).

8.
PAYMENT OF AWARDS

        Subject to the Committee's discretion, the payment of an award under the Program generally requires that the participant be on the Company's payroll as of the date the award is to be paid. The Committee may make exceptions to this requirement in the case of retirement, death or disability or under other circumstances, as determined by the Committee in its sole discretion. Awards may be made (i) in cash, or (ii) in shares of Company common stock granted under the Company's 1999 Stock Plan, as replaced, modified, amended or supplemented from time to time (the "1999 Stock Plan"). No award shall be paid unless and until the Committee certifies in writing the extent to which the Objective Business Criterion/Criteria applicable to a participant have been achieved or exceeded. The Committee, in its sole discretion, may permit a participant to defer receipt of amount that would otherwise be delivered to the participant under this Program. Any such deferral elections shall be subject to such rules and procedures as determined by the Committee in its sole discretion, and such deferrals shall be structured to comply with the requirements of Code Section 409A.

9.
AMENDMENT AND TERMINATION

        The Board of Directors reserves the right to amend or terminate this Program at any time with respect to future services of participants. Program amendments will require stockholder approval only to the extent required by applicable law.

10.
LEGAL CONSTRUCTION

        In the event any provision of this Program shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Program, and this Program shall be construed and enforced as if the illegal or invalid provision had not been included. The granting of awards under this Program shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. This Program and all awards shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of this Program.

A-2

  DIRECTIONS TO THE SOUTH SAN FRANCISCO
  CONFERENCE CENTER

  From the South (San Jose)

  Take Highway 101 north to the South Airport Boulevard exit (which is two miles north of the San Francisco International Airport). At the first stop light; drive straight across the intersection and directly into the Holiday Inn parking lot. The South San Francisco Conference Center is on the left.

  From the North (San Francisco)

  Take Highway 101 South to the South Airport Boulevard exit in South San Francisco. Stay to the right and turn east under the freeway overpass. Make a right, at the Hungry Hunter Restaurant, onto South Airport Boulevard. The South San Francisco Conference Center is located on the left between the Ramada Inn and the Holiday Inn.

  Parking

  The South San Francisco Conference Center has an agreement to share parking with both neighboring hotels—the Holiday Inn to the south and the Ramada Inn to the north. Additional parking is available diagonally across the street in the lot located between the Travelodge and the Best Western Grosvenor Hotel.

Annual Meeting of Stockholders The South San Francisco Conference Center 255 South Airport Boulevard South San Francisco, California March 1, 2006 at 10 a.m. ADMIT ONE	Annual Meeting of Stockholders The South San Francisco Conference Center 255 South Airport Boulevard South San Francisco, California March 1, 2006 at 10 a.m. ADMIT ONE

	[BARCODE]	+

000000000.000 ext 000000000.000 ext 000000000.000 ext
[B A R C O D E]	MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 [BARCODE]	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext C 1234567890 J N T
[BARCODE]
☐ Mark this box with an X if you have made changes to your name or address details above.
Annual Meeting Proxy Card
(A) Election of Directors			PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1. The Board of Directors recommends a vote FOR the listed nominees.
	For	Withhold	For All Except*
01—William P. Sullivan	☐	☐	☐
02—Robert J. Herbold
03—Koh Boon Hwee
*To withhold authority to vote for an individual nominee, please write the nominee's name on the line above.
(B) Issues The Board of Directors recommends a vote FOR the following proposals.					(C) Householding Election
		For	Against	Abstain		For	Against
2.	The ratification of the Audit and Finance Committee's appointment of PricewaterhouseCoopers LLP as Agilent's independent registered public accounting firm.	☐	☐	☐	Mark "FOR" to enroll this account to receive certain future investor communications in a single package per household. Mark "AGAINST" if you do not want to participate. See enclosed notice.	☐	☐
To change your election in the future, call 1-877-309-9856.
		For	Against	Abstain
3.	The approval of the Agilent Technologies, Inc. Long-Term Performance Program.	☐	☐	☐	If you plan on attending the Annual Meeting, please check the box to the right.	☐
					If you have Comments, please check the box to the right, and note on the reverse side.	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

(D)    Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.
Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)
/ /
	1 U P X	0076521 +

Proxy—AGILENT TECHNOLOGIES, INC.

Annual Meeting of Stockholders—March 1, 2006

This Proxy is solicited on Behalf of the Board of Directors.

The undersigned hereby appoints William P. Sullivan and D. Craig Nordlund, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Common Stock of Agilent Technologies, Inc. held of record by the undersigned on January 3, 2006, at the Annual Meeting of Stockholders to be held on Wednesday, March 1, 2006, or any postponement or adjournment thereof.

IMPORTANT—This Proxy must be signed and dated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

(Continued and to be voted on reverse side.)

AGILENT TECHNOLOGIES, INC. encourages you to take advantage of convenient ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the 2006 proxy statement and then follow these easy steps:

Telephone and Internet Voting Instructions

You can vote by telephone or Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-866-731-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY	•	Mark, sign and date the proxy card.
•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.	•	Return the proxy card in the postage-paid envelope provided.
	(123456)		C0123456789	12345

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 A.M., Central Time, on March 1, 2006.

THANK YOU FOR VOTING

QuickLinks

2006 ANNUAL MEETING OF STOCKHOLDERS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT TABLE OF CONTENTS
Notice of Annual Meeting of Stockholders
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
BOARD STRUCTURE AND COMPENSATION
DIRECTOR COMPENSATION ARRANGEMENTS AND STOCK OWNERSHIP GUIDELINES
PROPOSALS TO BE VOTED ON PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3 APPROVAL OF THE AGILENT TECHNOLOGIES, INC. LONG-TERM PERFORMANCE PROGRAM
NEW PLAN BENEFITS
BENEFICIAL OWNERSHIP TABLE
EXECUTIVE COMPENSATION
ESTIMATED ANNUAL U.S. RETIREMENT BENEFITS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT AND FINANCE COMMITTEE REPORT
STOCK PRICE PERFORMANCE GRAPH
ADDITIONAL QUESTIONS AND INFORMATION REGARDING THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS
APPENDIX A AGILENT TECHNOLOGIES, INC. LONG-TERM PERFORMANCE PROGRAM (AMENDED AND RESTATED THROUGH NOVEMBER 1, 2005)